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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      February 24, 2000
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                         L-3 Communications Holdings, Inc.
                         L-3 Communications Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                                                   13-3937436
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    (Commission File Number)            (IRS Employer Identification No.)

600 Third Avenue, New York, New York                                 10016
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (212) 697-1111
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              (Registrant's Telephone Number, Including Area Code)
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Item 2  Acquisition of Assets

     L-3 Communications Corporation acquired the assets of the Training Devices and Training Services business of Raytheon Company (the "Business") on February 10, 2000 for $160 million subject to adjustment based on closing date net working capital, as defined. The acquisition was financed with borrowings under the Company's senior credit facilities. L-3 will change the name of the Business to L-3 Communications Link Simulation and Training. Link Simulation and Training is a leader in high fidelity, fully integrated simulator training products, including flight simulators, pilot training systems, combat vehicle trainers, and training support services. Its products and services are used by U.S. and foreign military services and prime contractors.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     a. and b. The Registrant is currently having an audit performed of the financial statements of the Business as of and for the year ended December 31, 1999. Upon the completion of such audit, the Registrant will determine whether financial statements and pro forma financial information are required for the Business, and if required the Registrant will file the required audited financial statements and unaudited pro forma financial information under cover of Form 8-K/A.

     c.        Exhibits

               The Registrant will file the Asset Purchase and Sale Agreement dated as of January 7, 2000 by and between L-3 Communications Corporation and Raytheon Company, under cover of Form 8-K/A not later than 60 days after this Report on Form 8-k is required to be filed.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         L-3 COMMUNICATIONS HOLDINGS, INC.

                                         L-3 COMMUNICATIONS CORPORATION
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                                         Registrant


Date February 24, 2000                 By: /s/ Robert V. LaPenta
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                                           President and Chief Financial Officer


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